UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 8, 2020

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXTR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On April 8, 2020, Extreme Networks, Inc. (the “Company” or “Extreme”) issued a press release providing updated guidance for the quarter ended March 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference to this Item 2.02 and Exhibit 99.1 in such filing.

Item 8.01 Other Events

Extreme is supplementing the risk factors set forth under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019 and Part II, Item 1A. “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q with the additional risk factor set forth below. This supplemental risk factor should be read in conjunction with the additional risk factors set forth in the Annual Report and Quarterly Reports.

The coronavirus outbreak has had, and could continue to have, a materially disruptive effect on our business.

A novel strain of coronavirus emerged in December 2019. This coronavirus, now known as COVID-19, has spread around the world and has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place orders and shutdowns. The spread of COVID-19 has had, and may continue to have, a material negative impact on our business. Current and potential impacts include, but are not limited to, the following:

•

the extended closures in early February 2020 and slow ramp up of capacity of many factories in China where our products and the components and subcomponents used in the manufacture of our equipment created, and could continue to create, supply chain disruptions for Extreme;

•	supply and transportation costs have increased, and may continue to increase, as alternate suppliers are sought;
•	reductions in passenger flights have led to a backlog of freight at airport terminals, causing further disruptions to the supply chain;
•	labor shortages within delivery and other industries due to extended worker absences could create further supply chain disruptions;
•	receivables and cash flow may be negatively impacted due to, among other things, supply chain disruptions or delays in customer payments;
•

demand for Extreme’s products and services, including Extreme’s enterprise-scale products, have been and may continue to be reduced due to, among other things, uncertainties in the global economy and financial markets, cancellation or postponement of large gatherings and reduction in office sizes as well as reduced customer spending;

•	orders or guidance for people to work from home could inhibit sales opportunities;
•

labor shortages within Extreme due to extended employee absences could negatively impact Extreme’s business, including potential reductions in the availability of the sales team to complete sales and delays in deliverables and timelines within Extreme’s engineering and support functions;

•	fluctuations in foreign exchange rates could make our products less competitive in a price-sensitive environment for our non-US customers; and

•	reductions in earnings could increase our costs of borrowing, reduce our ability to comply with our credit agreement covenants or make extensions of credit unavailable to us.

The global outbreak of COVID-19 continues to rapidly evolve. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the speed and extent of geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the affected areas, business closures or business disruptions and the effectiveness of actions taken in the affected areas to contain and treat the disease.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated April 8, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020

EXTREME NETWORKS, INC.

By:	/s/ REMI THOMAS
Remi Thomas
Executive Vice President, Chief Financial Officer (Principal Accounting Officer)